EXHIBIT 16.1


                   [Letterhead of PricewaterhouseCoopers LLP]


October 19, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

Commissioners:

We have read the statements made by Playboy Enterprises, Inc. (the "Company") and its subsidiaries (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 19, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


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